                                                                    Exhibit 99.1


NEWS RELEASE

FOR MORE INFORMATION CONTACT:
David E. Fountain
National Processing, Inc.
Phone:  502.315.3311
Fax:  502.315.3535
e-mail:  dfountain@npc.net
Website:  www.npc.net



FOR IMMEDIATE RELEASE

      NATIONAL PROCESSING REPORTS FOURTH QUARTER AND FULL YEAR 2003 RESULTS


LOUISVILLE, KENTUCKY, JANUARY 15, 2004 - National Processing, Inc. (NYSE: NAP) today reported financial results for the fourth quarter and year ended December 31, 2003. Revenue for the fourth quarter of 2003 was $135.5 million, up 15% from 2002 fourth quarter revenue of $118.3 million. Net income for the fourth quarter of 2003 was $14.8 million, or $0.28 per diluted share, up 5% and 3%, respectively, from comparable 2002 net income of $14.1 million, or $0.27 per diluted share. For the year ended December 31, 2003 revenue was $ 480.1 million, up 5% from $455.4 million in 2002. Net income for the year ended December 31, 2003 was $ 48.8 million, or $ 0.93 per diluted share, both down 5%, from comparable 2002 net income of $51.1 million, or $0.97 per diluted share.

Net income for the year ended December 31, 2003 included after-tax restructuring charges of $0.8 million related to the consolidation of technology functions and a loss on the sale of 14 regional sales offices. Net income for the year ended December 31, 2002 included an after-tax restructuring charge of $2.4 million related to the closure of the Company's Mexican operations and after-tax expenses of $2.0 million related to a separation agreement with the former CEO.

Merchant Card Services transaction and dollar volume increased to record levels for the fourth quarter and year ended December 31, 2003. Merchant Card Services transactions processed were 1.2 billion for the quarter and 4.3 billion for the year ended December 31, 2003, representing increases of 16% and 11%, respectively, over comparable 2002 volume. Merchant Card Services dollar volume processed was $51.7 billion for the quarter and $177.2 billion for the year ended December 31, 2003, representing increases of 14% and 5%, respectively, over comparable 2002 volumes. The dollar volume processed has trailed transaction growth primarily as a result of the Company's initiative to exit merchant processing for airlines, which have a large average ticket per transaction.

Chairman and CEO Jon L. Gorney commented, "The fourth quarter and full year 2003 results were in line with our expectations. We are very pleased with the results achieved in our regional merchant base as we continue to experience strong sales momentum and operating results in this channel. As we have previously reported, our overall results for the quarter and year reflect the impact of national merchant contracts renewing at current market rates. This was somewhat offset in the latter part of the year by the favorable impact of rate changes from the credit card associations. Our results also reflect the exit of merchant processing for the airlines with two contracts expiring in the second quarter of 2003."



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


"We expect these trends to continue into 2004 with solid momentum in the regional channel offset by the portion of our national contracts that will renew at current pricing levels. Due primarily to the national pricing impact, we are holding our 2004 diluted EPS projections flat with our 2003 guidance. Our full year 2004 diluted EPS is projected to be $0.90 to $0.95, exclusive of acquisitions. Our current projections are for 2004 revenue to be in the range of $490 million to $520 million."

The Company's balance sheet remained strong. As of December 31, 2003, the Company had $247 million of cash and cash equivalents with no debt and total shareholders' equity of $522 million. Operating cash flow was $92 million for the year ended December 31, 2003.

CONFERENCE CALL
---------------

A conference call to discuss financial results and business highlights will be held January 15, 2004 at 9:00 a.m. ET and will be hosted by Jon L. Gorney, chief executive officer, and David E. Fountain, chief financial officer. The call will be open to the public with both media and individual investors invited to participate in a listen-only mode. The conference can be accessed by calling
888.428.4480 (domestic) and 651.291.0900 (international). Participants should plan to dial in approximately 15 minutes prior to the start of the call.

A replay of the live call will be available starting at 2:15 p.m. ET, January 15, 2004 through Midnight ET on January 17, 2004. The replay may be accessed by dialing 800.475.6701 (domestic) and 320.365.3844 (international) and entering access code 701335.

FORWARD-LOOKING STATEMENTS
--------------------------

This announcement and Mr. Gorney's comments contain forward-looking statements that involve significant risks and uncertainties, including changes in general economic and financial market conditions and the Company's ability to execute its business plans. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. Such forward-looking statements are based on management's expectations that involve a number of risks and uncertainties, and although management believes the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from such statements. Additional information concerning factors that could cause actual results to differ materially from those contained in the forward-looking statements is available in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, the Company's Quarterly Report on Form 10-Q for the three months ended September 30, 2003 and subsequent filings with the Securities and Exchange Commission. These filings are available at no cost on the Commission's Web Site at www.sec.gov or from National Processing, Inc.

ABOUT NATIONAL PROCESSING, INC.
-------------------------------
National Processing, Inc. (NYSE: NAP) through its wholly owned operating subsidiary, National Processing Company, LLC (NPC(R)), is a leading provider of merchant credit and debit card processing. National Processing is 84 percent owned by National City Corporation (NYSE: NCC) (www.nationalcity.com), one of the nation's largest financial holding companies. NPC and its subsidiaries support approximately 700,000 merchant locations, representing nearly one out of every five Visa(R) and MasterCard(R) transactions processed nationally. NPC's card processing solutions offer superior levels of service and performance and assist merchants in lowering their total cost of card acceptance through world-class people, technology, and service. Additional information regarding National Processing can be obtained at www.npc.net.


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

                            NATIONAL PROCESSING, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                    (In thousands, except per share amounts)
                                   (Unaudited)


                                                          QUARTER ENDED DECEMBER 31,
                                                          --------------------------
                                                              2003           2002      % CHANGE
                                                              ----           ----      --------

Revenue                                                     $135,533      $118,281        15%
Operating expenses                                            99,037        85,857        15%
General and administrative expenses                            6,633         4,607        44%
Depreciation and amortization                                  5,592         5,051        11%
Restructuring, divestiture, and impairment charges                 -             -         -%
                                                            --------      --------
OPERATING PROFIT                                              24,271        22,766         7%
Net interest income                                              654         1,116       -41%
                                                            --------      --------
INCOME BEFORE TAXES AND MINORITY INTEREST                     24,925        23,882         4%
Provision for income taxes                                     9,371         9,170         2%
                                                            --------      --------
INCOME BEFORE MINORITY INTEREST                               15,554        14,712         6%
Minority interest                                                715           568        26%
                                                            --------      --------
NET INCOME                                                  $ 14,839      $ 14,144         5%
                                                            ========      ========

NET INCOME PER SHARE - BASIC                                $   0.28      $   0.27         3%
NET INCOME PER SHARE - DILUTED                              $   0.28      $   0.27         3%

WEIGHTED AVERAGE SHARES - BASIC                               53,014        52,087
WEIGHTED AVERAGE SHARES - DILUTED                             53,171        52,268
SHARES OUTSTANDING AT END OF PERIOD                           53,113        52,094


                                                           YEAR ENDED DECEMBER 31,
                                                           -----------------------
                                                              2003          2002       % CHANGE
                                                              ----          ----       --------

Revenue                                                     $480,098      $455,376         5%
Operating expenses                                           353,915       330,518         7%
General and administrative expenses(2)                        22,845        23,142        -1%
Depreciation and amortization                                 21,256        18,542        15%
Restructuring, divestiture, and impairment charges (1)         1,273         1,650       -23%
                                                            --------      --------
OPERATING PROFIT                                              80,809        81,524        -1%
Net interest income                                            3,024         4,410       -31%
                                                            --------      --------
INCOME BEFORE TAXES AND MINORITY INTEREST                     83,833        85,934        -2%
Provision for income taxes                                    32,321        32,396         0%
                                                            --------      --------
INCOME BEFORE MINORITY INTEREST                               51,512        53,538        -4%
Minority interest                                              2,751         2,461        12%
                                                            --------      --------
NET INCOME                                                  $ 48,761      $ 51,077        -5%
                                                            ========      ========

NET INCOME PER SHARE - BASIC                                $   0.93      $   0.98        -5%
NET INCOME PER SHARE - DILUTED                              $   0.93      $   0.97        -5%

WEIGHTED AVERAGE SHARES - BASIC                               52,468        52,008
WEIGHTED AVERAGE SHARES - DILUTED                             52,577        52,476
SHARES OUTSTANDING AT END OF PERIOD                           53,113        52,094


(1) The year ended December 31, 2003 includes $1,273 ($763 after-tax) of restructure charges related to the consolidation of technology functions and a loss on the sale of 14 regional sales offices. The year ended December 31, 2002 includes a $1,650 ($2,350 after-tax) restructure charge for severance costs, building and equipment write downs, and related items for the closure of the Company's operation in Juarez, Mexico.
(2) The year ended December 31, 2002 includes $3,389 ($2,033 after-tax) of expenses related to a separation agreement with the former CEO.

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
                            NATIONAL PROCESSING, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                 (In thousands)
                                   (Unaudited)

                                               December 31,    December 31,
                                                  2003             2002
                                                  ----             ----

Cash and cash equivalents                       $ 246,957       $ 185,513
Accounts receivable - trade                       136,346         152,132
Other current assets                               10,177           9,400
                                                ---------       ---------
Total current assets                              393,480         347,045

Property and equipment                            107,889         105,369
Accumulated depreciation                          (57,238)        (51,662)
                                                ---------       ---------
Net property and equipment                         50,651          53,707

Goodwill                                          115,306          91,227
Other intangible assets                            43,312          41,990
Other assets                                       19,225          16,535
                                                ---------       ---------
Total assets                                    $ 621,974       $ 550,504
                                                =========       =========

Accounts payable - trade                        $  26,426       $  23,006
Other current liabilities                          69,048          66,921
                                                ---------       ---------
Total current liabilities                          95,474          89,927

Minority interest                                   2,772           2,462
Other liabilities                                   1,945           1,732
                                                ---------       ---------
Total liabilities                                 100,191          94,121

Total shareholders' equity                        521,783         456,383
                                                ---------       ---------

Total liabilities and shareholders' equity      $ 621,974       $ 550,504
                                                =========       =========


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

                            NATIONAL PROCESSING, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (In thousands)
                                   (Unaudited)

                                                          QUARTER ENDED DECEMBER 31,
                                                          --------------------------
                                                              2003          2002       % Change
                                                              ----          ----       --------

Net income                                                  $ 14,839      $ 14,144         5%
Non-cash and working capital items                           (25,824)      (35,014)      -26%
                                                            --------      --------
     Cash used in operating activities                       (10,985)      (20,870)      -47%
Capital expenditures                                          (4,379)       (2,765)       58%
Acquisitions, net of cash received                                 -          (500)       NM
                                                            --------      --------
     Cash used in investing activities                        (4,379)       (3,265)       34%
Cash proceeds from exercise of stock options                   8,245           132        NM
Principal payments under capital leases                          (68)          (32)      113%
                                                            --------      --------
     Cash provided by financing activities                     8,177           100        NM
                                                            --------      --------
Net increase in cash and cash equivalents                     (7,187)      (24,035)      -70%
Cash and cash equivalents, beginning of period               254,144       209,548        21%
                                                            --------      --------
Cash and cash equivalents, end of period                    $246,957      $185,513        33%
                                                            ========      ========


                                                           YEAR ENDED DECEMBER 31,
                                                           -----------------------
                                                              2003          2002
                                                            --------      --------

Net income                                                  $ 48,761      $ 51,077        -5%
Non-cash and working capital items                            43,401        49,705       -13%
                                                            --------      --------
     Cash provided by operating activities                    92,162       100,782        -9%
Capital expenditures                                          (9,343)      (16,347)      -43%
Acquisitions, net of cash received                           (33,356)       (3,200)        NM
                                                            --------      --------
     Cash used in investing activities                       (42,699)      (19,547)      118%
Cash proceeds from exercise of stock options                  12,194         3,151       287%
Principal payments under capital leases                         (213)         (130)       64%
                                                            --------      --------
     Cash provided by financing activities                    11,981         3,021       297%
                                                            --------      --------
Net increase in cash and cash equivalents                     61,444        84,256       -27%
Cash and cash equivalents, beginning of period               185,513       101,257        83%
                                                            --------      --------
Cash and cash equivalents, end of period                    $246,957      $185,513        33%
                                                            ========      ========


NM - Not meaningful